EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) of Sun Microsystems, Inc. pertaining to the Tarantella, Inc. 2002 Incentive Stock Option Plan and 2003 Stock Option Plan of our report dated September 10, 2004, with respect to the consolidated financial statements and schedule of Sun Microsystems, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 2004, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Jose, California

July 29, 2005